EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Archive, LLC (the “Company”). The offering statement was originally filed by the Company on August 13, 2019 and has been amended by the Company on multiple occasions since that date. The offering statement, as amended by pre-qualification amendments, was initially qualified by the U.S. Securities and Exchange Commission (the “SEC”) on October 11, 2019.

Different Series of the Company have already been offered or have been qualified but not yet launched as of the date hereof, by the Company under the offering statement, as amended and qualified. Each such Series of the Company will continue to be offered and sold by the Company following the filing of this post-qualification amendment subject to the offering conditions contained in the offering statement, as qualified.

The purpose of this post-qualification amendment is to add to the offering statement, as amended and qualified, the offering of additional Series of the Company and to amend, update and/or replace certain information contained in the Offering Circular. The Series already offered, or qualified but not yet launched as of the date hereof, under the offering statement, and the additional Series being added to the offering statement by means of this post-qualification amendment, are outlined in the Master Series Table contained in the section titled “The Interest in Series Covered by This Amendment” of the Offering Circular to this post-qualification amendment.

This Post-Qualification Offering Circular Amendment No. 1 amends the Offering Circular of RSE Archive LLC, dated October 15, 2019, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below. An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 1

SUBJECT TO COMPLETION; DATED OCTOBER 21, 2019

RSE ARCHIVE, LLC

250 LAFAYETTE STREET, 3rd FLOOR, NEW YORK, NY 10012

(347-952-8058) Telephone Number

www.rallyrd.com

This Post-Qualification Amendment relates to the offer and sale of series of interest, as described below, to be issued by RSE Archive, LLC (the “Company,” “we,” “us,” or “our”).

		Series Membership Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #10COBB	Per Unit	$39.00		$39.00
	Total Minimum	$31,200		$31,200
	Total Maximum	$39,000		$39,000

Series #52MANTLE	Per Unit	$132.00		$132.00
	Total Minimum	$105,600		$105,600
	Total Maximum	$132,000		$132,000

Series #71ALI	Per Unit	$15.50		$15.50
	Total Minimum	$24,800		$24,800
	Total Maximum	$31,000		$31,000

Series #71MAYS	Per Unit	$28.50		$28.50
	Total Minimum	$45,600		$45,600
	Total Maximum	$57,000		$57,000

Series #98JORDAN	Per Unit	$64.00	$64.00
	Total Minimum	$102,400	$102,400
	Total Maximum	$128,000	$128,000

Series #AGHOWL	Per Unit	$38.00	$38.00
	Total Minimum	$15,200	$15,200
	Total Maximum	$19,000	$19,000

Series #EINSTEIN	Per Unit	$7.25	$7.25
	Total Minimum	$11,600	$11,600
	Total Maximum	$14,500	$14,500

Series #FROST	Per Unit	$67.50	$67.50
	Total Minimum	$10,800	$10,800
	Total Maximum	$13,500	$13,500

Series #POTTER	Per Unit	$24.00	$24.00
	Total Minimum	$57,600	$57,600
	Total Maximum	$72,000	$72,000

Series #ROOSEVELT	Per Unit	$19.50	$19.50
	Total Minimum	$15,600	$15,600
	Total Maximum	$19,500	$19,500

Series #TWOCITIES	Per Unit	$72.50	$72.50
	Total Minimum	$11,600	$11,600
	Total Maximum	$14,500	$14,500

Series #ULYSSES	Per Unit	$51.00	$51.00
	Total Minimum	$20,400	$20,400
	Total Maximum	$25,500	$25,500

Series #YOKO	Per Unit	$80.00	$80.00
	Total Minimum	$12,800	$12,800
	Total Maximum	$16,000	$16,000

Series #70RLEX	Per Unit	$20.00	$20.00
	Total Minimum	$16,000	$16,000
	Total Maximum	$20,000	$20,000

Series #RLEXPEPSI	Per Unit	$8.90	$8.90
	Total Minimum	$14,240	$14,240
	Total Maximum	$17,800	$17,800

Series #SMURF	Per Unit	$17.25	$17.25
	Total Minimum	$27,600	$27,600
	Total Maximum	$34,500	$34,500

Series #APEOD	Per Unit	$62.00	$62.00
	Total Minimum	$24,800	$24,800
	Total Maximum	$31,000	$31,000

Series #APROAK	Per Unit	$75.00	$75.00
	Total Minimum	$60,000	$60,000
	Total Maximum	$75,000	$75,000

Series #15PTKWT	Per Unit	$108.00	$108.00
	Total Minimum	$86,400	$86,400
	Total Maximum	$108,000	$108,000

Series #18ZION	Per Unit	$30.00	$30.00
	Total Minimum	$12,000	$12,000
	Total Maximum	$15,000	$15,000

Series #75ALI	Per Unit	$23.00	$23.00
	Total Minimum	$36,800	$36,800
	Total Maximum	$46,000	$46,000

Series #88JORDAN	Per Unit	$11.00	$11.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #APOLLO11	Per Unit	$32.00	$32.00
	Total Minimum	$25,600	$25,600
	Total Maximum	$32,000	$32,000

Series #BIRKINBLEU	Per Unit	$58.00	$58.00
	Total Minimum	$46,400	$46,400
	Total Maximum	$58,000	$58,000

(1) Dalmore Group, LLC (the “BOR” or “Dalmore”) will be acting as a broker of record and entitled to a Brokerage Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” for additional information.

(2) We expect to engage a broker-dealer to act as custodian of interests and hold brokerage accounts for interest holders in connection with the Company’s offerings (the “Custodian”). It is anticipated that the Custodian will be entitled to a Custody Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses for additional information.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the BOR, nor any other entity, receives a finder’ fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all offerings of membership interests in any series of the Company principally through the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests, the “Platform”, as described in greater detail under “Plan of Distribution and Subscription Procedure” for additional information.

RSE Archive, LLC, a Delaware series limited liability company (“we,” “us,” “our,” “RSE Archive” or the “Company”) is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) of membership interests of each of the following series of the Company, highlighted in gray in the “Master Series Table” section. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of FINRA and is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”.  The interests of all Series described above may collectively be referred to herein as the “Interests” and each, individually, as an “Interest” and the offerings of the Interests may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering.”  See “Description of the Interests Offered” on page 129 of the Offering Circular for additional information regarding the Interests.

The Company is managed by RSE Archive Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member entity owned by RSE Markets, Inc. (“RSE Markets”).

It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of memorabilia and collectible items, collectively referred to as “Memorabilia Assets” or the “Asset Class,” for the benefit of the investors. The Series assets referenced in the “Master Series Table” section may be referred to herein, collectively, as the “Underlying Assets” or each, individually, as an “Underlying Asset.” Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential offering or the closing of an offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.” See “Description of the Business” on page 108 of the Offering Circular for additional information regarding the Asset Class.

RSE Markets will serve as the asset manager (the “Asset Manager”) for each Series of the Company and provides services to the Underlying Assets in accordance with each Series’ asset management agreement.

This Offering Circular describes each individual Series found in the “Master Series Table” section.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s memorabilia and collectibles collection at the Membership Experience Programs.

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission”, which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier II of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the BOR is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Atlantic Capital Bank, N.A., the “Escrow Agent”, and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” on page 129 of the Offering Circular for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interest.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”.  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager or Asset Manager can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  Please see “Risk Factors” on page 18 of the Offering Circular and “Cautionary Note Regarding Forward-Looking Statements” on page 6 of the Offering Circular for additional information.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform, via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. See the “Risk Factors” section on page 18 of the Offering Circular.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR

INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $5 MILLION IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See “Risk Factors” on page 18 of the Offering Circular for a description of some of the risks that should be considered before investing in the Interests.

TABLE OF CONTENTS

RSE ARCHIVE, LLC

SECTIONPAGE

Incorporation by Reference of Offering Circular9

MASTER SERIES TABLE10

USE OF PROCEEDS – Series #SMURF17

DESCRIPTION OF SERIES ROLEX SUBMARINER “SMURF”19

USE OF PROCEEDS – Series #APEOD21

DESCRIPTION OF SERIES AUDEMARS PIGUET “END OF DAYS”23

USE OF PROCEEDS – Series #APROAK25

DESCRIPTION OF SERIES AUDEMARS PIGUET A-SERIES27

USE OF PROCEEDS – Series #15PTKWT29

DESCRIPTION OF SERIES 2015 PATEK PHILIPPE WORLD TIME31

USE OF PROCEEDS – Series #18ZION33

DESCRIPTION OF SERIES ZION WILLIAMSON 2018 SNEAKERS35

USE OF PROCEEDS – Series #75ALI37

DESCRIPTION OF SERIES ALI-WEPNER FIGHT BOOTS39

USE OF PROCEEDS – Series #88JORDAN41

DESCRIPTION OF SERIES MICHAEL JORDAN 1988 SNEAKERS43

USE OF PROCEEDS – Series #APOLLO1145

DESCRIPTION OF SERIES NEW YORK TIMES APOLLO 1147

USE OF PROCEEDS – Series #BIRKINBLEU49

DESCRIPTION OF SERIES HERMÈS BIRKIN BAG51

EXHIBIT INDEXF-1

 Incorporation by Reference of Offering Circular

The Offering Circular, including this Post-Qualification Amendment, is part of an offering statement (File No. 024-11057) that was filed with the Securities and Exchange Commission. We hereby incorporate by reference into this Post-Qualification Amendment all of the information contained in the following:

1.Part II of the Offering Circular dated October 15, 2019 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

•Cautionary Note Regarding Forward-Looking Statements

•Trademarks and Trade Names

•Additional Information

•Offering Summary

•Risk Factors

•Potential Conflicts of Interest

•Dilution

•Use of Proceeds and Asset Descriptions

•Management’s Discussion and Analysis of Financial Condition and Results of Operation

•Plan of Distribution and Subscription Procedure

•Description of The Business

•Management

•Compensation

•Principal Interest Holders

•Description of Interests Offered

•Material United States Tax Considerations

•Where to Find Additional Information

Note that any statement we make in this Post-Qualification Amendment (or have made in the Offering Circular) will be modified or superseded by an inconsistent statement made by us in a subsequent offering circular supplement or Post-Qualification Amendment.

MASTER SERIES TABLE

The master series table below, referred to at times as the “Master Series Table”, shows key information related to each Series. This information will be referenced in the following sections when referring to the Master Series Table. In addition, see the “Description of Underlying Asset” and “Use of Proceeds” section for each individual Series for further details.

The Series assets referenced in the Master Series Table below may be referred to herein, collectively, as the “Underlying Assets” or each, individually, as an “Underlying Asset”. Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential offering or the closing of an offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller”.

Series / Series Name	Qualification Date	Underlying Asset	Offering Price per Interest	Minimum Offering Size	Maximum Offering Size	Agreement Type	Opening Date (1)	Closing Date (1)	Status	Sourcing Fee	Minimum Membership Interests (2)	Maximum Membership Interests (2)	Comments
#10COBB / Series E98 Ty Cobb	10/11/2019	1910 E98 Ty Cobb Card	$39.00	$31,200	$39,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$1,510	800	1000

• Purchase Option Agreement to acquire Underlying Asset for $35,000 entered on 4/26/2019
• Down-payment of $15,000 on 5/2/2019 and final payment of $20,000 on 06/29/2019 were made and financed through non-interest-bearing payments from the Manager

#52MANTLE / Series Mickey Mantle Card	10/11/2019	1952 Topps #311 Mickey Mantle Card	$132.00	$105,600	$132,000	Purchase Option Agreement	10/18/2019	Q4 2019	Open	$3,090	800	1000

• Purchase Option Agreement to acquire Underlying Asset for $125,000 entered on 4/26/2019
• Down-payment of $15,000 on 5/2/2019 and final payment of $110,000 on 06/29/2019 were made and financed through non-interest-bearing payments from the Manager

#71ALI / Series “Fight of The Century” Contract	10/11/2019	1971 “Fight of the Century” Contract	$15.50	$24,800	$31,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$1,090	1600	2000	• Purchase Option Agreement to acquire Underlying Asset for $27,500 entered on 4/26/2019 • Payment of $27,500 on 5/2/2019 was made and financed through a non-interest-bearing payment from the Manager
#71MAYS / Series Willie Mays Jersey	10/11/2019	1971 Willie Mays Jersey	$28.50	$45,600	$57,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$1,830	1600	2000

• Purchase Option Agreement to acquire a majority equity stake (90%) in the Underlying Asset for $47,250, entered on 4/26/2019, which valued Underlying Asset at $52,500
• Down-payment of $12,500 on 5/2/2019 and final payment of $34,750 on 9/14/2019 were made and financed through non-interest-bearing payments from the Manager

#98JORDAN / Series Michael Jordan Jersey	10/11/2019	1998 Michael Jordan Jersey	$64.00	$102,400	$128,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$4,160	1600	2000

• Purchase Option Agreement to acquire Underlying Asset for $120,000 entered on 4/26/2019
• Down-payment of $60,000 on 5/2/2019 and final payment of $60,000 on 07/1/2019 were made and financed through non-interest-bearing payments from the Manager

#AGHOWL / Series Howl and Other Poems	10/11/2019	First Edition Howl and Other Poems	$38.00	$15,200	$19,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$810	400	500

• Purchase Option Agreement to acquire Underlying Asset for $15,500 entered on 7/30/2019
• Down-payment of $2,300 on 8/9/2019 and final payment of $13,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager

#EINSTEIN / Series Philosopher-Scientist	10/11/2019	First Edition of Philosopher-Scientist	$7.25	$11,600	$14,500	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$855	1600	2000

• Purchase Option Agreement to acquire Underlying Asset for $11,000 entered on 7/30/2019
• Down-payment of $1,650 on 8/9/2019 and final payment of $9,350 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager

#FROST / Series A Boy’s Will	10/11/2019	First Edition A Boy's Will	$67.50	$10,800	$13,500	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$865	160	200

• Purchase Option Agreement to acquire Underlying Asset for $10,000 entered on 7/30/2019
• Down-payment of $1,500 on 8/9/2019 and final payment of $8,500 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager

#POTTER / Series Harry Potter	10/11/2019	1997 First Edition Harry Potter	$24.00	$57,600	$72,000	Purchase Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	($510)	2400	3000

• Purchase Agreement to acquire the Underlying Asset for $65,000 entered on 7/5/2019
• Down-payment of $10,000 on 7/8/2019, additional payment of $10,000 on 8/7/2019 and final payment of $45,000 on 10/9/2019 were made and financed through non-interest-bearing payments from the Manager

#ROOSEVELT / Series African Game Trails	10/11/2019	First Edition African Game Trails	$19.50	$15,600	$19,500	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$1,205	800	1000

• Purchase Option Agreement to acquire Underlying Asset for $17,000 entered on 7/30/2019
• Down-payment of $2,550 on 8/9/2019 and final payment of $14,450 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager

#TWOCITIES / Series A Tale of Two Cities	10/11/2019	First Edition A Tale of Two Cities	$72.50	$11,600	$14,500	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$55	160	200

• Purchase Option Agreement to acquire Underlying Asset for $12,000 entered on 7/30/2019
• Down-payment of $1,800 on 8/9/2019 and final payment of $10,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager

#ULYSSES / Series Ulysses	10/11/2019	1935 First Edition Ulysses	$51.00	$20,400	$25,500	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$695	400	500

• Purchase Option Agreement to acquire Underlying Asset for $22,000 entered on 7/30/2019
• Down-payment of $3,400 on 8/9/2019 and final payment of $18,600 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager

#YOKO / Series Grapefruit	10/11/2019	First Edition Grapefruit	$80.00	$12,800	$16,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$840	160	200

• Purchase Option Agreement to acquire Underlying Asset for $12,500 entered on 7/30/2019
• Down-payment of $1,800 on 8/9/2019 and final payment of $10,700 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager

#70RLEX / Series Rolex Beta 21	10/11/2019	1970 Rolex Ref. 5100 Beta 21	$20.00	$16,000	$20,000	Purchase Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$200	800	1000	• Purchase Agreement to acquire the Underlying Asset for $17,900 entered on 9/12/2019 • Payment of $17,900 on 6/12/2019 was made and financed through a non-interest-bearing payment from the Manager
#RLEXPEPSI / Series Rolex Gmt-Master II Pepsi	10/11/2019	Rolex GMT Master II 126710BLRO	$8.90	$14,240	$17,800	Purchase Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$22	1600	2000

• Purchase Agreement to acquire the Underlying Asset for $16,800 entered on 8/30/2019
• Payments of $2,100 on 6/12/2019 and $14,700 on 9/14/2019 were made and financed through non-interest-bearing payments from the Manager

#SMURF / Series Rolex Submariner "Smurf"	Rolex Submariner Date "Smurf" Ref. 116619LB	$17.25	$27,600	$34,500	Upfront Purchase	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$2,905	1600	2000	• Acquired Underlying Asset for $29,500 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
#APEOD / Series Audemars Piguet "End of Days"	Audemars Piguet Royal Oak Offshore "End of Days" Ref.25770SN.O.0001KE.01	$62.00	$24,800	$31,000	Upfront Purchase	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$940	400	500	• Acquired Underlying Asset for $28,000 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
#APROAK / Series Audemars Piguet A-Series	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402	$75.00	$60,000	$75,000	Upfront Purchase	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	($63)	800	1000	• Acquired Underlying Asset for $72,500 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
#15PTKWT / Series Patek Philippe World Time	Patek Philippe Complications World Time Ref. 5131R-001	$108.00	$86,400	$108,000	Purchase Option Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	($140)	800	1000	• Purchase Option Agreement to acquire Underlying Asset for $105,000 entered on 10/18/2019 with expiration on 12/18/2019
#18ZION / Series Zion Williamson 2018 Sneakers	2018 Zion Williamson Adidas James Harden Sneakers	$30.00	$12,000	$15,000	Upfront Purchase	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$200	400	500	• Acquired Underlying Asset for $13,500 on 10/17/2019 financed through a non-interest-bearing payment from the Manager
#75ALI / Series Ali-Wepner Fight Boots	1975 Muhammad Ali Boots worn in fight against Chuck Wepner	$23.00	$36,800	$46,000	Purchase Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	($10)	1600	2000

• Purchase Agreement to acquire the Underlying Asset for $44,000 entered on 10/16/2019 with expiration on 12/16/209
• Down-payment of $22,000 was made on 10/17/2019 and financed through a non-interest-bearing payment from the Manager

#88JORDAN / Series Michael Jordan 1988 Sneakers	1998 Michael Jordan Nike Air Jordan III Sneakers	$11.00	$17,600	$22,000	Purchase Agreement	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$230	1600	2000	• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 10/16/2019 with expiration on 12/16/209
#APOLLO11 / Series New York Times Apollo 11	Apollo 11 Crew-Signed New York Times Cover	$32.00	$25,600	$32,000	Upfront Purchase	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$130	800	1000	• Acquired Underlying Asset for $30,000 on 10/17/2019 financed through a non-interest-bearing payment from the Manager
#BIRKINBLEU / Series Hermès Birkin Bag	Bleu Saphir Lizard Hermès Birkin	$58.00	$46,400	$58,000	Upfront Purchase	Q4 2019 or Q1 2020	Q4 2019 or Q1 2020	Upcoming	$670	800	1000	• Acquired Underlying Asset for $55,000 on 8/2/2019 financed through a non-interest-bearing payment from the Manager

        Note: Gray shading represents Series for which no Closing of an Offering has occurred.

(1)If exact offering dates (specified as Month Day, Year) are not shown, then expected offering dates are presented.

(2)Interests sold in Series is limited to 2,000 “qualified purchasers” with a maximum of 500 non- “accredited investors”.

(3)Fees represent actual fees paid at closing of the offerings.

(4)Represents actual number of Interests sold in completed Offering.

(5)Represents actual Offering Size of completed Offering.

USE OF PROCEEDS – Series #SMURF

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SMURF Asset Cost (1)	$29,500	85.51%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	1.45%
	Brokerage Fee	$345	1.00%
	Offering Expenses (2)	$500	1.45%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$400	1.16%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.29%
	Marketing Materials	$250	0.72%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,905	8.42%
	Total Fees and Expenses	$4,500	13.04%
	Total Proceeds	$34,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.18 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/18/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$29,500
Installment 2 Amount	$0
Acquisition Expenses	$750

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES ROLEX SUBMARINER “SMURF”

Investment Overview

•Upon completion of the Series #SMURF Offering, Series #SMURF will purchase the Rolex Submariner Date “Smurf” Ref. 116619LB (at times described as the “Ref. 116619” or the “Wristwatch” throughout this offering circular) as the underlying asset for the Series #SMURF (the “Series Rolex Submariner ‘Smurf’” or “Underlying Asset” with respect to Series #SMURF, as applicable), the specifications of which are set forth below.

•Rolex SA is a luxury timepiece manufacturer, founded in 1905 and based in Geneva, Switzerland.

•Making its public debut at the 1954 Basel Watch Fair, the first Rolex Submariner model was a durable sports watch designed for diving.

•Ref. 116619 was unveiled at Baselworld 2008 as the most expensive contemporary Submariner model with an 18-karat white gold case and bracelet.

Asset Description

Overview and Authentication

•In the early 1950’s, René-Paul Jeanneret, an experienced diver and Rolex board member, had expressed his desire for a diving watch that was both robust and aesthetically pleasing.

•The result was the 1953 Rolex Submariner Ref. 6204, which featured a water-resistant Oyster case with a screw-down crown.

•The Ref. 116619 is a descendant of the original Submariner model and is characterized by its all white gold construction, its blue bezel and lacquered blue dial.

•Many celebrities have chosen the Rolex Submariner “Smurf” as their personal watch, including Gordon Ramsay, Robert Herjavec and John Mayer.

Notable Features

•The Underlying Asset has a blue Cerachrom unidirectional rotating bezel that is resistant to corrosion and scratching.

•The 40mm Oyster case on the Underlying Asset features larger crown guards and wider lugs than its predecessors.

•The Underlying Asset uses a Glidelock clasp that allows the wearer to adjust the fit of the bracelet.

Notable Defects

●The Underlying Asset shows little to no signs of wear.

Details

Series Rolex Submariner “Smurf”
BASIC OVERVIEW
Reference Number	116619LB
Brand	Rolex
Model	Submariner Date
Case Material	White Gold
Year	2008-2019
Condition	Worn with little to no signs of wear
Scope of Delivery	Original box, original papers
Functions	Date
CALIBER
Movement	Automatic
Movement/Caliber	3135
Power Reserve	48 h
Number of jewels	31
CASE
Case Diameter	40 mm
Water Resistance	300 m
Bezel Material	Cerachrom
Glass	Sapphire Glass
Dial	Blue
Dial Numbers	No numerals
BRACELET/STRAP
Bracelet Material	White Gold
Clasp	Glidelock clasp
Clasp Material	White Gold

Depreciation

The company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Rolex Submariner “Smurf” going forward.

USE OF PROCEEDS – Series #APEOD

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #APEOD Asset Cost (1)	$28,000	90.32%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	1.61%
	Brokerage Fee	$310	1.00%
	Offering Expenses (2)	$500	1.61%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$400	1.29%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.32%
	Marketing Materials	$250	0.81%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$940	3.03%
	Total Fees and Expenses	$2,500	8.06%
	Total Proceeds	$31,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.19 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/18/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$28,000
Installment 2 Amount	$0
Acquisition Expenses	$750

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES AUDEMARS PIGUET “END OF DAYS”

Investment Overview

•Upon completion of the Series #APEOD Offering, Series #APEOD will purchase the Audemars Piguet Royal Oak Offshore “End of Days” Ref. 25770SN.O.0001KE.01 (at times described as the “Royal Oak ‘End of Days’” or the “Wristwatch” throughout this offering circular) as the underlying asset for the Series #APEOD (the “Series Audemars  Piguet ‘End of Days’” or “Underlying Asset” with respect to Series #APEOD, as applicable), the specifications of which are set forth below.

•Audemars Piguet (AP) was founded in 1875 in Vallée de Joux and is a Swiss manufacturer of luxury mechanical watches and clocks.

•In the late 1980’s, Audemars Piguet Co-CEO Stephen Urquhart tasked designer Emmanuel Gueit with redesigning the Royal Oak model. Nicknamed “The Beast”, the original Royal Oak Offshore that Gueit produced was released in 1993.

•AP collaborated with Arnold Schwarzenegger in 1999 to create the Royal Oak Offshore “End of Days” model, a limited-edition version that the actor wore in the filming of the movie, “End of Days”.

Asset Description

Overview and Authentication

•In 1997, AP launched the Royal Oak Offshore Ref. 25770ST as part of the 25th anniversary of the Royal Oak model.

•Two years later, AP released the Royal Oak “End of Days” in a limited run of 500 pieces. Four additional watches were produced for Schwarzenegger to use during filming of the movie which bear a different reference number.

Notable Features

•The Underlying Asset is known for its all-black coating that was achieved with physical vapor deposition.

•The Underlying Asset has a black tappiserie motif dial featuring white gold sub-dial surrounds with bright yellow hands and numerals.

•The Underlying Asset originally came with a black Kevlar fiber strap and a black leather strap.

Notable Defects

●The Underlying Asset shows little to no signs of wear.

Details

Series Audemars Piguet “End of Days”
BASIC OVERVIEW
Reference Number	25770SN.O.0001KE.01
Brand	Audemars Piguet
Model	Royal Oak Offshore Chronograph
Case Material	Steel
Year	1999
Condition	Used
Scope of Delivery	Without original box or papers
Functions	Chronograph, Date, Tachymeter
CALIBER
Movement	Automatic
Movement/Caliber	2226
Power Reserve	42 h
CASE
Case Diameter	42 mm
Water Resistance	100 m
Bezel Material	Steel
Glass	Sapphire Glass
Dial	Black
Dial Numbers	Arabic numerals
BRACELET/STRAP
Bracelet Material	Kevlar / Leather
Bracelet Color	Black
Clasp	Buckle

Depreciation

The company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Audemars Piguet “End of Days” going forward.

USE OF PROCEEDS – Series #APROAK

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #APROAK Asset Cost (1)	$72,500	96.67%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	0.67%
	Brokerage Fee	$750	1.00%
	Offering Expenses (2)	$563	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$400	0.53%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.13%
	Marketing Materials	$250	0.33%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	-$63	-0.08%
	Total Fees and Expenses	$2,000	2.67%
	Total Proceeds	$75,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.20 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/18/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$72,500
Installment 2 Amount	$0
Acquisition Expenses	$750

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES AUDEMARS PIGUET A-SERIES

Investment Overview

•Upon completion of the Series #APROAK Offering, Series #APROAK will purchase the Audemars Piguet Royal Oak Jumbo A-Series Ref. 5402 (at times described as the “A-Series” or the “Wristwatch” throughout this offering circular) as the underlying asset for the Series #APROAK (the “Series Audemars Piguet A-Series” or “Underlying Asset” with respect to Series #APROAK, as applicable), the specifications of which are set forth below.

•Audemars Piguet (AP), founded in 1875 in Vallée de Joux, is a Swiss manufacturer of luxury mechanical watches and clocks.

•Audemars Piguet hired notable designer Gérald Genta to design a new watch for Basel Fair 1972 less than 24 hours before the beginning of the event. The result was the Audemars Piguet Royal Oak. Audemars Piquet only had 2,000 pieces made as the company worried that the stainless-steel watch was too-highly priced for a watch made out of a non-precious metal.

•The A-Series Royal Oaks are distinguished from other Royal Oaks by an engraving on the case back that has the letter ‘A’, a characteristic exclusive to the A series (with the exception of the Ref. 15202ST a limited-edition series that pays homage to the A-Series), followed by a number out of 2,000.

•The Wristwatches are numbered 1 through 2,000 consecutively, indicating the order of completion and were produced between 1972 and 1973.

Asset Description

Overview and Authentication

•The Underlying Asset is one of the 2,000 A-Series watches produced by Audemars Piguet between 1972 and 1973.

•The Underlying Asset has all original parts including an unpolished bracelet, original dial, original hands and original crown.

Notable Features

•The Underlying Asset has an “AP” logo at 6 o’clock.

•The Underlying Asset’s bracelet is two-bodied and made of polished and brushed stainless steel.

•The Underlying Asset’s dial has applied luminous steel baton indexes.

•The Underlying Asset’s dial, case, and movement are all signed with an Audemars Piguet logo.

•The Underlying Asset’s dimensions are approximately 39 x 48 mm, with a thickness of 7 mm

Notable Defects

●The Underlying Asset shows wear commensurate with its age and light use.

Details

Series Audemars Piguet A-Series
BASIC OVERVIEW
Reference Number	5402
Brand	Audemars Piguet
Model	Royal Oak Jumbo
Case Material	Steel
Year	1972-73
Condition	Used
Scope of Delivery	Without original box or papers
Functions	Date
CALIBER
Movement	Automatic
CASE
Case Diameter	39 mm
Bezel Material	Steel
Dial	Black
BRACELET/STRAP
Bracelet Material	Steel
Bracelet Color	Steel

Depreciation

The company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Audemars Piguet A-Series going forward.

USE OF PROCEEDS – Series #15PTKWT

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #15PTKWT Asset Cost (1)	$105,000	97.22%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	0.46%
	Brokerage Fee	$1,080	1.00%
	Offering Expenses (2)	$810	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$400	0.37%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.09%
	Marketing Materials	$250	0.23%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	-$140	-0.13%
	Total Fees and Expenses	$2,500	2.31%
	Total Proceeds	$108,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.21 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	10/18/2019
Expiration Date of Agreement	12/18/2019
Down-payment Amount	$0
Installment 1 Amount	$105,000
Installment 2 Amount	$0
Acquisition Expenses	$750

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2015 PATEK PHILIPPE WORLD TIME

Investment Overview

•Upon completion of the Series #15PTKWT Offering, Series #15PTKWT will purchase the Patek Philippe World Time Ref. 5131R-001 (at times described as the “World Time Ref. 5131R” or the “Wristwatch” throughout this offering circular) as the underlying asset for the Series #15PTKWT (the “Series 2015 Patek Philippe World Time” or “Underlying Asset” with respect to Series #15PTKWT, as applicable), the specifications of which are set forth below.

•Founded in 1839, Patek Philippe SA is one of the last independent, family-owned Swiss watch manufacturers. Patek Philippe is credited with creating some of the most intricate manual timepieces in existence.

•In 1931, famed Genevan watchmaker Louis Cottier invented a mechanism that was capable of switching between all twenty-four time zones on a single dial and produced watches for Patek Philippe and other major manufacturers.

•Ranking as one of the brand’s most popular complications, Patek Philippe launched a revival of the World Time watch in 2000 and continues to produce new versions to this day.

Asset Description

Overview and Authentication

•The World Time Ref. 5131R was introduced by Patek Philippe at Basel World 2015.

•The World Time Ref. 5131R combines the case and movement of the Ref. 5130 with the cloisonné enamel dial inspired by the vintage Ref. 2523.

Notable Features

●The Underlying Asset features the “World Time” complication which enables the user to switch between the twenty-four time zones, each represented by a major city.

●The Underlying Asset has a self-winding mechanical movement, Caliber 240 HU.

●The Underlying Asset’s dial features a cloisonné enamel center featuring Asia and the Americas.

●The Underlying Asset’s case is made of 18-karat rose gold.

Notable Defects

●The Underlying Asset shows little to no signs of wear.

Details

Series 2015 Patek Philippe World Time
BASIC OVERVIEW
Reference Number	5131R-001
Brand	Patek Philippe
Model	World Time
Case Material	Rose gold
Year	2015
Condition	Used
Scope of Delivery	Without original box or papers
Functions	GMT/World Time, 24-Hour Indicator
CALIBER
Movement	Automatic
Movement/Caliber	240 HU
Power Reserve	48 h
CASE
Case Diameter	39.5 mm
Water Resistance	30 mm
Bezel Material	Rose Gold
Dial	Silver / Cloisonné enamel
BRACELET/STRAP
Bracelet Material	Alligator
Bracelet Color	Brown
Clasp	Calatrava Cross deployment buckle
Clasp material	Rose Gold

Depreciation

The company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2015 Patek Philippe World Time going forward.

USE OF PROCEEDS – Series #18ZION

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #18ZION Asset Cost (1)	$13,500	90.00%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$250	1.67%
	Brokerage Fee	$150	1.00%
	Offering Expenses (2)	$500	3.33%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$200	1.33%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.67%
	Marketing Materials	$100	0.67%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$200	1.33%
	Total Fees and Expenses	$1,250	8.33%
	Total Proceeds	$15,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.22 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/16/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$13,500
Installment 2 Amount	$0
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES ZION WILLIAMSON 2018 SNEAKERS

Investment Overview

•Upon completion of the Series #18ZION Offering, Series #18ZION will purchase a 2018 Zion Williamson Adidas James Harden Sneakers as the underlying asset for Series #18ZION (The “Series Zion Williamson 2018 Sneakers” or the “Underlying Asset” with respect to Series #18ZION, as applicable), the specifications of which are set forth below.

•The Underlying Asset is a pair of game-worn, size 15, red Adidas James Harden Vol. 1 Pioneer Sneakers worn by Zion Williamson during his senior season of his high school career.

•Zion Williamson is a professional basketball player who was drafted in 2019 by the New Orleans Pelicans of the NBA.

•Prior to his Zion’s professional career, he was the ACC Player of the Year at Duke and was a McDonald’s All-American / five-star recruit at Spartanburg Day School.

Asset Description

Overview & Authentication

•The Series Zion Williamson 2018 Sneakers were worn by Zion during his senior season at Spartanburg Day School.

•During his high school career, Zion led Spartanburg to three straight state championships and earned recognition as South Carolina Mr. Basketball.

•The Underlying Asset comes with a Letter of Authenticity from MEARS for game-use and with a signed Letter of Provenance.

Notable Features

•The Underlying Asset is a pair of red Adidas James Harden Vol. 1 Pioneer Sneakers and can be seen in multiple highlight videos of Williamson.

Notable Defects

•The Underlying Asset exhibits use commensurate with being used in multiple games.

Details

Series Zion Williamson 2018 Sneakers
Sport	Basketball
High School League	South Carolina Independent School Association
Player / Number	Zion Williamson / 12
Team	Spartanburg Day School
Season	2017-18
Memorabilia Type / Manufacturer	Game-used James Harden Vol 1. Pioneer Sneakers / Adidas
Primary / Secondary Color	Red
Authentication	MEARS
Condition	Original and Unaltered

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Zion Williamson 2018 Sneakers going forward.

USE OF PROCEEDS – Series #75ALI

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #75ALI Asset Cost (1)	$44,000	95.65%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	1.09%
	Brokerage Fee	$460	1.00%
	Offering Expenses (2)	$500	1.09%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$200	0.43%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.22%
	Marketing Materials	$250	0.54%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	-$10	-0.02%
	Total Fees and Expenses	$1,500	3.26%
	Total Proceeds	$46,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.23 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	10/16/2019
Expiration Date of Agreement	12/16/2019
Down-payment Amount	$22,000
Installment 1 Amount	$22,000
Installment 2 Amount	$0
Acquisition Expenses	$550

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES ALI-WEPNER FIGHT BOOTS

Investment Overview

•Upon completion of the Series #75ALI Offering, Series #75ALI will purchase 1975 Muhammad Ali Boots worn in fight against Chuck Wepner as the underlying asset for Series #75ALI (The “Series Ali-Wepner Fight Boots” or the “Underlying Asset” with respect to Series #75ALI, as applicable), the specifications of which are set forth below.

•The Underlying Asset is a pair of size 13 Everlast boots in white worn by Muhammad Ali during his fight against Chuck Wepner on March 24, 1975 for the World Heavyweight Title.

•The fight at Richfield Coliseum was an unexpectedly tough match with Wepner knocking Ali down before ultimately being knocked out himself in the final round with Ali winning the fight and title.

Asset Description

Overview & Authentication

•The Series Ali-Wepner Fight Boots were worn during the 15 rounds of the 1975 Ali-Wepner Fight.

•Sylvester Stallone loosely based the movie “Rocky” on this World Heavyweight Title Match

•The Underlying Asset comes fully authenticated with a Letter of Authenticity from Craig R. Hamilton and a Letter of Provenance from Wali Muhammad, Ali’s assistant trainer.

Notable Features

•The Underlying Asset is white with a blue leather Everlast emblem and includes the original white laces.

•The Underlying Asset has “ALI” inscribed in blue marker on the inside of each boot.

Notable Defects

•The Underlying Asset exhibits wear and scuffing from its use in the fight.

Details

Series Ali-Wepner Fight Boots
Sport	Boxing
Professional League	World Boxing Council, World Boxing Association
Player	Muhammad Ali / Chuck Wepner
Date	March 24, 1975
Location	Richfield Coliseum, Richfield, Ohio
Memorabilia Type	Boxing Boots
Authentication	Craig R. Hamilton / Wali Muhammad

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Ali-Wepner Fight Boots going forward.

USE OF PROCEEDS – Series #88JORDAN

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #88JORDAN Asset Cost (1)	$20,000	90.91%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	2.27%
	Brokerage Fee	$220	1.00%
	Offering Expenses (2)	$500	2.27%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$200	0.91%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.45%
	Marketing Materials	$250	1.14%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$230	1.05%
	Total Fees and Expenses	$1,500	6.82%
	Total Proceeds	$22,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.24 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	10/16/2019
Expiration Date of Agreement	12/16/2019
Down-payment Amount	$0
Installment 1 Amount	$20,000
Installment 2 Amount	$0
Acquisition Expenses	$550

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES MICHAEL JORDAN 1988 SNEAKERS

Investment Overview

•Upon completion of the Series #88JORDAN Offering, Series #88JORDAN will purchase 1998 Michael Jordan Nike Air Jordan III Sneakers as the underlying asset for Series #88JORDAN (The “Series Michael Jordan 1988 Sneakers” or the “Underlying Asset” with respect to Series #88JORDAN, as applicable), the specifications of which are set forth below.

•The Underlying Asset is a signed pair of white size 13 Nike Air Jordan III Sneakers worn by Michael Jordan during the 1987-1988 NBA season

•Michael Jordan debuted with the Bulls in the 1984-1985 season and played with the team until the end of the 1993-1994 NBA season during which time he led the Bulls to three NBA Championships, when he retired for the first time to play Minor League Baseball. He then came out of retirement and returned to the Bulls from 1995 – 1998, leading the team to another three additional NBA Championships, before retiring for the second time. He came out of retirement for a final time and played for the Washington Wizards, until the end of his NBA career, from 2001 to 2003.

•During the 1987-1988 NBA season, Michael Jordan led the league in scoring and earned his first league MVP award.

Asset Description

Overview & Authentication

•The Underlying Asset was worn by Michael Jordan on March 10, 1988 during a home game against the Los Angeles Lakers and is accompanied by the official scorer’s report from that game.

•Jordan scored 38 points leading the Bulls to a 128-108 victory against the Lakers while wearing the Underlying Asset.

•The Underlying Asset comes fully authenticated with a Letter of Authenticity from Pittsburgh Steelers Hall of Fame Linebacker Jack Ham who received the Underlying Asset as a gift from Michael Jordan.

•Professional Sports Authenticator (PSA/DNA) has provided a letter of authenticity for the signatures on each shoe.

Notable Features

•The Underlying Asset is made of white leather and trimmed in grey and black, featuring the “Jumping Man” logo embedded on the tongue in red and has Nike labels on each sole.

•The Underlying Asset was signed by Michael Jordan on both sneakers in black marker.

•The Underlying Asset is the same style shoe that Jordan wore during the Slam Dunk contest from that season.

Notable Defects

•The Underlying Asset exhibits wear commensurate with its use in the game.

Details

Series Michael Jordan 1988 Sneakers
Sport	Basketball
Professional League	National Basketball Association (NBA)
Player / Number	Michael Jordan / 23
Team	Chicago Bulls
Season	1987-88
Memorabilia Type / Manufacturer	Game-used Nike Air Jordan III Sneakers
Primary / Secondary Color	White / Black / Gray
Date Worn / Opponent	March 10, 1988 / Los Angeles Lakers
Location	United Center, Chicago IL
Autograph Location / Instrument	Both Shoes / Black Marker
Authentication	Game Use: Jack Ham Signature: PSA/DNA
Condition	Original and Unaltered

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Michael Jordan 1988 Sneakers going forward.

USE OF PROCEEDS – Series #APOLLO11

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #APOLLO11 Asset Cost (1)	$30,000	93.75%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	1.56%
	Brokerage Fee	$320	1.00%
	Offering Expenses (2)	$500	1.56%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$200	0.63%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.31%
	Marketing Materials	$250	0.78%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$130	0.41%
	Total Fees and Expenses	$1,500	4.69%
	Total Proceeds	$32,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.25 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	10/16/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$30,000
Installment 2 Amount	$0
Acquisition Expenses	$550

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES NEW YORK TIMES APOLLO 11

Investment Overview

•Upon completion of the Series #APOLLO11 Offering, Series #APOLLO11 will purchase a Apollo 11 Crew-Signed The New York Times Front Page dated July 21, 1969 as the underlying asset for Series #APOLLO11 (The “Series New York Times Apollo 11” or the “Underlying Asset” with respect to Series #APOLLO11, as applicable), the specifications of which are set forth below.

•The Underlying Asset is a copy of The New York Times dated July 21, 1969 documenting the Moon Landing and signed by the crew of the Apollo 11 Mission (Neil Armstrong, Buzz Aldrin and Michael Collins).

•The Apollo 11 Mission was the first space flight to successfully land humans on the surface of the Moon. On July 16, 1969, the Saturn V SA-506 rocket launched into space, landing on the lunar surface four days later. Neil Armstrong became the first man to walk on the moon on July 21, 1969.

Asset Description

Overview & Authentication

•The Underlying Asset features the famous New York Times headline, “MEN WALK ON MOON,” with the sub header, “ASTRONNAUTS LAND ON PLAIN; COLLECT ROCKS, PLANT FLAG”.

•The Underlying Asset includes the front section of the July 21, 1969 Late City Edition of The New York Times and the special supplement published covering the Apollo 11 mission on July 17, 1969.

Notable Features

•The Underlying Asset is signed using a black felt tip pen with the following signatures: “Neil Armstrong”, “Buzz Aldrin” and “M Collins”.

Notable Defects

•The Underlying Asset displays expected aging and has slight damage on the lower right portion below the fold.

Details

Series New York Times Apollo 11
Event	Apollo 11 Moon Landing
Historical Figure	Neil Armstrong, Buzz Aldrin, Michael Collins
Publisher	The New York Times
Date	July 21, 1969
Memorabilia Type	Signed Newspaper
Autograph Location / Instrument	Front Page / Black Felt Tip Pen
Condition	Slightly worn

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series New York Times Apollo 11 going forward.

USE OF PROCEEDS – Series #BIRKINBLEU

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BIRKINBLEU Asset Cost (1)	$55,000	94.83%
	Equity retained by Asset Seller (1)	$0	0.00%
	Cash on Series Balance Sheet	$500	0.86%
	Brokerage Fee	$580	1.00%
	Offering Expenses (2)	$500	0.86%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$400	0.69%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.17%
	Marketing Materials	$250	0.43%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$670	1.16%
	Total Fees and Expenses	$2,500	4.31%
	Total Proceeds	$58,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.26 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	8/7/2019
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$55,000
Installment 2 Amount	$0
Acquisition Expenses	$750

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES HERMÈS BIRKIN BAG

Investment Overview

•Upon completion of the Series #BIRKINBLEU Offering, Series #BIRKINBLEU will purchase the Bleu Saphir Lizard Hermès Birkin (at times described as the “Bleu Saphir Birkin” or the “Handbag” throughout this offering circular) as the underlying asset for the Series #BIRKINBLEU (the “Series Hermès Birkin Bag” or “Underlying Asset” with respect to Series #BIRKINBLEU, as applicable), the specifications of which are set forth below.

•Hermès International S.A. is a French high fashion luxury goods manufacturer established in 1837.

•The Hermès Birkin Bag was first released in 1984 after Jane Birkin, an actress, and Jean Louis Dumas, the chairman of Hermès, sat next to each other on a flight. Birkin complained to Dumas about her struggles to find a bag big enough to carry her young daughter’s things, and by the end of the flight they had put together preliminary sketches of the “Birkin Bag”.

•Each Birkin Bag is handmade, and prices vary according to the leather and type of hardware. The bags are distributed to Hermès boutiques in limited quantities, creating scarcity and exclusivity.

Asset Description

Overview and Authentication

•The Underlying Asset is a 25 cm Birkin Bag made of one single strip of Varanus Niloticus (water monitor lizard).

•The underlying asset comes with a signed CITES (Convention on International Trade in Endangered Species) export certificate.

Notable Features

•The Underlying Asset is made of Bleu Saphir Varanus Niloticus.

•The Underlying Asset features palladium-plated hardware, dual-rolled top handles, and flap closure with two belted straps and a turn lock in the center.

•The Underlying Asset has four protective feet at its base, one zipped pocket on the exterior and one open pocket on the inside.

•The Underlying Asset comes with its original lock, keys, clochette, leather card, box, ribbon and export certificate.

•The Underlying Asset has a height of 20 cm, width of 25 cm and depth of 13 cm.

Notable Defects

•The Underlying Asset is in like-new condition and shows no signs of wear.

Details

Series Hermès Birkin Bag
Manufacturer	Hermès
Model	Bleu Saphir Shiny Lizard Birkin 25cm Palladium Hardware
Designer	Nadège Vanhee-Cybulski
Hardware	Palladium Plated
Country of Origin	France
Color	Bleu Saphir
Accompanied By:	Lock, Keys, Clochette, Leather Card, Two Small Dust Bags, Large Dust Bag, Box and Ribbon.
Closure	Flap closure with two belted straps and a turn lock in the center
Primary Material	Varanus Niloticus Water Monitor Lizard
CITES Export Permit Number	01736
Height	20 centimeters
Width	25 centimeters
Depth	13 centimeters

Description

The company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize Series Hermès Birkin Bag going forward.

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Archive, LLC (1)

Exhibit 2.2 – Amended and Restated Operating Agreement for RSE Archive, LLC (3)

Exhibit 2.3 – Certificate of Formation for RSE Archive Manager, LLC (1)

Exhibit 2.4 – Operating Agreement for RSE Archive Manager, LLC (2)

Exhibit 3.1 – Form of Series Designation (1)

Exhibit 4.1 – Amended and Restated Form of Subscription Agreement (4)

Exhibit 6.1 – Form of Asset Management Agreement (1)

Exhibit 6.2 – Broker of Record Agreement (1)

Exhibit 6.3 – Purchase Option Agreement in respect of Series #10COBB Asset (1)

Exhibit 6.4 – Purchase Option Agreement in respect of Series #52MANTLE Asset (1)

Exhibit 6.5 – Purchase Option Agreement in respect of Series #71ALI Asset (1)

Exhibit 6.6 – Purchase Option Agreement in respect of Series #71MAYS Asset (1)

Exhibit 6.7 – Purchase Option Agreement in respect of Series #98JORDAN Asset (1)

Exhibit 6.8 – Purchase Option Agreement in respect of Series #AGHOWL Asset (1)

Exhibit 6.9 – Purchase Option Agreement in respect of Series #EINSTEIN Asset (1)

Exhibit 6.10 – Purchase Option Agreement in respect of Series #FROST Asset (1)

Exhibit 6.11 – Purchase Option Agreement in respect of Series #POTTER Asset (1)

Exhibit 6.12 – Purchase Option Agreement in respect of Series #ROOSEVELT Asset (1)

Exhibit 6.13 – Purchase Option Agreement in respect of Series #TWOCITIES Asset (1)

Exhibit 6.14 – Purchase Option Agreement in respect of Series #ULYSSES Asset (1)

Exhibit 6.15 – Purchase Option Agreement in respect of Series #YOKO Asset (1)

Exhibit 6.16 – Purchase Agreement in respect of Series #70RLEX Asset (3)

Exhibit 6.17 – Purchase Agreement in respect of Series #RLEXPEPSI Asset (3)

Exhibit 6.18 – Purchase Agreement in respect of Series #SMURF Asset

Exhibit 6.19 – Purchase Agreement in respect of Series #APEOD Asset

Exhibit 6.20 – Purchase Agreement in respect of Series #APROAK Asset

Exhibit 6.21 – Purchase Option Agreement in respect of Series #15PTKWT Asset

Exhibit 6.22 – Purchase Agreement in respect of Series #18ZION Asset

Exhibit 6.23 – Purchase Agreement in respect of Series #75ALI Asset

Exhibit 6.24 – Purchase Agreement in respect of Series #88JORDAN Asset

Exhibit 6.25 – Purchase Agreement in respect of Series #APOLLO11 Asset

Exhibit 6.26 – Purchase Agreement in respect of Series #BIRKINBLEU Asset

Exhibit 8.1 – Subscription Escrow Agreement (1)

Exhibit 12.1 – Opinion of Duane Morris LLP

Exhibit 13.1 – Amended and Restated Testing the Water Materials (3)

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on August 13, 2019

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on August 19, 2019

(3)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on September 16, 2019

(4)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on October 4, 2019

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE ARCHIVE MANAGER, LLC

By: RSE Markets, Inc., its managing member

By: /s/ Christopher Bruno

Name: Christopher Bruno

Title: President

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher Bruno Name: Christopher Bruno	President of RSE Markets, Inc. (Principal Executive Officer)	October 21, 2019
/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	October 21, 2019
RSE ARCHIVE MANAGER, LLC By: /s/ Christopher Bruno Name: Christopher Bruno Title: President	Managing Member	October 21, 2019